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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this combined Proxy Statement and Registration Statement of TCI Satellite Entertainment, Inc. and PRIMESTAR, Inc., respectively, on Form S-4 of our report dated August 22, 1997, appearing in the Proxy Statement/Prospectus, which is part of this combined Proxy Statement and Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 4, 1998